CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-77882, No. 33-77884 and No. 33-77888) of DT
Industries, Inc. of our report dated August 9, 1996, appearing on page 24 of the fiscal 1996 Annual Report to Shareholders of DT Industries, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



/s/ Price Waterhouse LLP
Price Waterhouse LLP

St. Louis, Missouri
September 27, 1996